Exhibit 14
Penn Security Bank & Trust Company
Personnel Policies and Procedures

Section                    Employee Conduct
Policy Number              ECP-003
Effective Date             March 22, 2005
Supersedes                 March 25, 2003
Subject:                   Code of Conduct - Bribery - Acceptance of Gifts -
                             Conflicts of Interest Policy

Code of Ethical Conduct

CORPORATE STATEMENT

Penseco Financial Services Corporation and its wholly owned subsidiary, Penn Security Bank & Trust Company and any of its subsidiaries (collectively known as the "Bank"), value their reputations for integrity and adherence to the highest ethical standards. The Bank believes it is appropriate and desirable to make the following statement of principles that guide its business conduct in order to reaffirm its commitment to those principles, to emphasize to its employees the standards of conduct required of them, and to assure that such standards are observed.

The business operations and activities of the Bank are affected by laws and regulations as well as its responsibilities to its stockholders, customers, employees and the communities which it serves. This Code of Conduct provides the basis for ensuring that the conduct of its employees, officers, directors, agents, or attorneys (collectively known as "employees"), is consistent with the institution's corporate responsibilities.

This Code of Conduct embodies not only legal and regulatory requirements, but also standards by which our employees must conduct themselves.

COMPLIANCE WITH APPLICABLE LAWS

All Bank employees shall fully comply with all applicable governmental laws, rules and regulations.

CONFLICT OF INTEREST

An organization's reputation for integrity is its most valuable asset and is directly affected by the conduct of its employees. For this reason, employees may not use their position for private gain, to advance personal interests, or to obtain favors or benefits for themselves, members of their families, or any other individuals, corporations or business entities.

A basic premise of this Code of Conduct is that each employee represents the Bank and is obligated to act in its best interest, and in the best interests of its customers and stockholders, without regard to the employee's personal or financial interest or activities. Employees are expected to recognize and avoid those situations where personal or financial interests influence or appear to influence the employee's judgment on matters affecting our institution. In addition, we require that all employees disclose all potential conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates or competitors of the Bank.

Employees should understand that a conflict of interest may arise when there is a mere opportunity for conflict to occur. Although employees may not intend to create a conflict of interest, they should manage their affairs to avoid even the appearance of such a conflict. If an employee has any doubt about a certain situation, the employee should contact his/her supervisor to discuss it immediately.


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CONFIDENTIAL INFORMATION

The unauthorized use or release of confidential information during or after employment with the Bank is a breach of this Code of Conduct. Confidential information with respect to the Bank, its customers, prospective customers, suppliers, shareholders, and employees acquired in the course of business is to be used solely for corporate purposes and never to be discussed with or divulged to unauthorized people. The need for confidentiality extends to everyone, including family, friends and acquaintances. Customers, suppliers, shareholders and employees expect the Bank and its employees to keep information regarding their personal and business affairs in strict confidence at all times. Examples of confidential information include but are not limited to the following: customers, suppliers, shareholders or employees personal information such as social security numbers, business relationships, loans, accounts, balances, credit ratings, experiences, or any other transaction with the Bank. Other examples of confidential information include, but are not limited to, corporate policies, objectives, goals and strategies; lists of clients, customers or vendors; employee records; and other materials such as graphs, memoranda, documents, manuals, reports, records, software or hardware for use in computer or word processing equipment, training materials, bulletins, and similar originals or copies of records. Confidential Information is the sole property of the Bank, even if the Employee helped acquire or develop such Confidential Information. When an employee leaves the Bank, the employee may not retain any confidential information in either hard copy or electronic form, and such property shall at all times remain the property of the Bank. Confidential information available to one affiliate or department of the Bank should only be communicated to other affiliates or departments when there is a legitimate business need to know.

INSIDER TRADING

Clarification on "Inside Information." Securities regulations, which regulate transactions in corporate securities (stocks and bonds), impose severe sanctions against the use, by anyone, of inside information in the purchase and sale of securities for their own benefit and profit. An employee's position with the Bank may provide that employee with access to "material non-public information." The "insider" includes not only the employee but also family members, friends, brokers, or anyone whom the information is communicated to by the employee. "Material non-public information" includes information that is not available to the public at large, which would be important to an investor in making a decision to buy, sell or retain a security. Common examples of information that will frequently be considered material are as follows: projections of future earnings or losses; news of a pending or proposed merger or acquisition; tender offer or exchange offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies, or the declaration of a stock split, or the offering of additional securities; declaration of a quarterly dividend, significant changes in management; significant new products or discoveries; or impending financial liquidity problems. It should be noted that either positive or negative information may be material. An employee in possession of "material non-public information" shall not pass that information onto others, and shall not purchase or sell a security or recommend a security transaction in the employee's own account, the account of a family member, the account of the Bank any customer of the Bank or any other person. After the information has been publicly disclosed through appropriate channels, an employee should allow a reasonable time to elapse (at least three business days) before trading in the security, to allow for public dissemination and evaluation of the information. The use or disclosure of such information can result in civil or criminal penalties under federal securities laws, both for the individual concerned and the Bank.

FINANCIAL ACCOUNTABILITY AND INTERNAL CONTROLS

The Bank has numerous internal control policies and procedures. The Bank expects all employees to be familiar with and operate within established internal controls. The Bank's internal and external auditors periodically audit internal control policies, procedures and compliance in order to assess the sufficiency of these controls. All employees involved in these periodic assessments shall provide accurate information and shall complete the internal control certifications in a timely manner.

Bank employees will be denied access to work areas during mandatory time off and shall not be allowed to remove documents, computer files or work papers from the Bank's premises during this time.


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INTEGRITY OF ACCOUNTING AND FINANCIAL INFORMATION

The Bank maintains the highest standards in preparing the accounting and financial information disclosed to the public. There should never be issued any information that is false, misleading, incomplete, or would lead to mistrust by the public, our customers, or our stockholders. All accounting records shall be compiled accurately, with the appropriate accounting entries properly classified when entered on the books.

No payments on behalf of the Bank shall be approved or any transaction made with the intention or understanding that part or all of such payment will be used for any purpose other than that described by the documents supporting it. No fund, asset, or liability of the Bank shall, under any circumstances or for any purpose, be concealed or used for an unlawful or improper purpose.

EMBEZZLEMENT, THEFT, MISAPPLICATION OF FUNDS AND RELATED FRAUDS

The Bank holds each employee responsible for maintaining accurate and complete records. Anyone who embezzles, steals, or willfully misappropriates any monies, funds, or credits of the Bank is subject to fine or imprisonment or both. The Bank is required to report, via a Suspicious Activity Report, and will prosecute any employee or board member suspected of any suspicious or embezzlement-related activity. Employees are required to cooperate with investigations of any kind, including code of conduct violations; failure to cooperate may result in disciplinary actions.

Employees' credit reports, accounts, and personal financial statements may be reviewed by the Director of Internal Audit, the Bank Security Officer, the Information Security Officer or Senior Management during the course of an investigation or at any time. Employees should be advised that all desks, lockers, cabinets and similar places where things may be stored are the property of the Bank and such items and locations may, after consultation with the Bank's Chief Legal Counsel, be searched by the Bank's senior management. Therefore, employees should not expect that personal items stored in work areas will not be subject to searches by the Bank.

USE OF CORPORATE NAME AND LETTERHEAD

The Bank name, logo or letterhead may not be used for any purpose other than in the normal course of official company business, unless expressly approved by senior management.

RECEIPT OF BENEFITS BY EMPLOYEES

It is a federal crime for any officer, director, employee, agent or attorney of the Bank to corruptly solicit, demand or accept for the benefit of any person anything of value from anyone in return for any business, service or confidential information of the Bank intending to be influenced or rewarded, either before or after a transaction is discussed or consummated. Although all transactions and businesses are covered, some examples include extensions of credit, underwriting transactions, investment advice, trust matters, checking accounts and purchases from suppliers. The person who improperly offers or promises something of value under these circumstances is guilty of the same offense. Substantial criminal penalties can result from noncompliance.


Although acceptance of things of value in connection with Bank business is generally prohibited, an employee may accept meals, refreshments, travel arrangements or accommodation, or entertainment, all of reasonable value, in the course of a meeting or other occasion the purpose of which is to hold bona fide business discussions or to foster better business relations, provided the benefit would be paid for by the Bank as a reasonable expense if not paid for by another party; advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items; discounts or rebates on merchandise or services that do not exceed those available to other customers; gifts of modest value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, Christmas, bas or bar mitzvah; civic, charitable, educational or religious organizational awards for recognition of service and accomplishment. However, an employee may not receive things of value for purely personal benefit, or for the personal benefit of anyone other than the Bank, which serve no demonstrable business purpose. Gifts of cash in any amount are expressly prohibited.

On a case-by-case basis the Bank may approve other circumstances, not described herein, in which employees may accept something of value in connection with the Bank business. Approval may be given by senior management, after consultation with legal counsel, in writing on the basis of a full written disclosure of all relevant facts submitted by the employee, providing compliance with federal law. Whenever any situation arises with regard to matters concerning things of value, you must make full disclosure to the Bank's senior management and receive management's written response. Permanent files must be maintained of all disclosures and responses.

OFFERING BENEFITS BY EMPLOYEES

Employees may not, on behalf of the Bank in connection with any transaction or business of the Bank directly or indirectly give, offer, or promise anything of value to any individual, business entity, organization, governmental unit, public official, political party or any other person for the purpose of influencing the actions of the recipient. This standard of conduct is not intended to prohibit normal business practices such as providing meals, entertainment, tickets to cultural and sporting events, promotional gifts, favors, discounts, price concessions, gifts given as token of friendship or special occasions (such as Christmas), so long as they are of nominal and reasonable value under the circumstances and promote legitimate business interests

ESTATE MATTERS

No employee or member of an employee's family (with certain limited exceptions) may accept any benefit under a will or trust instrument of a customer of the Bank with a value greater than $1,000 unless the customer is a member of the employee's family or senior management has approved, after consultation with legal counsel. An employee may never demand, request or solicit any benefit under a will or trust instrument of a customer of the Bank.

No employee or member of an employee's family may act in any fiduciary capacity under a will, trust, or other instrument of a customer of the Bank unless prior senior management approval has been obtained after consultation with legal counsel and the employee turns over any commission or fees received. This does not apply to a will, trust or other instrument established by a member of the employee's family.

In all estate or trust matters involving employees where the Bank is a fiduciary, senior management of the Bank must be consulted in advance in order to ensure compliance with applicable laws and regulations.

OUTSIDE ACTIVITIES

Employees' activities must not interfere or conflict with the interest of the Bank.

Appropriate gainful employment outside the Bank system is permissible. Employees may not engage in outside employment that interferes with the time and attention that must be devoted to their duties at the Bank or adversely affects the quality of the work they perform.

Outside employment may not compete or conflict with the activities of the Bank, involve any use of Bank equipment, supplies, or facilities; imply its sponsorship or support; or adversely affect the Bank reputation. Employees must disclose all outside employment to senior management. Approval must be obtained from the President of the Bank, by way of the Human Resources office, prior to engaging in any outside employment.

The Bank encourages employees to participate in worthwhile civic, social, educational and charitable organizations and activities. However, employees must not act without senior management approval in the following capacities; any signing capacity on any account of another, except a family member, held in the Bank an official of any organization, except for social, religious, philanthropic or civic organization, colleges or schools, neighborhood associations, clubs within the Bank or trade or professional organizations associated with banking or business.

PERSONAL FINANCES/BANK PROPERTY

The manner in which employees manage their personal finances can affect on-the-job performance and the Bank's image in the community. Therefore employees must avoid any circumstances that may lead to over extension of credit or salary attachments or drawing checks against insufficient funds or other financially embarrassing situations.

Employees and their families should borrow only from financial institutions that regularly lend money. Borrowing may be done only on a normal basis with no favored treatment. Employees and their families may not borrow from customers and suppliers except those who engage in lending in the usual course of their business and then only on terms customarily offered to others under similar circumstances without special concessions as to interest rate, terms, security, repayment terms and penalties.

The willful malicious tampering or removal of official documents, computer files or work papers from Bank premises may be subject to prosecution.

EMPLOYMENT OF RELATIVES OR PERSONS HAVING CLOSE PERSONAL RELATIONSHIPS

To minimize security risks and avoid conflicts of interest, immediate family members or other persons with whom an employee has close personal relationships will not work in the same department, be placed in positions where one may supervise another or be placed where one may be in a position of processing, tracking, monitoring or recording of transactions initiated by the family member. Exceptions to the policy must be approved by senior management.

If an employee wishes to do business on behalf of the Bank with a member of that employee's immediate family or other relative or with a company where a relative is an officer, director, or principal, the employee must first disclose the relationship and obtain written consent of the Chief Legal Counsel.

CONSENSUAL ROMANTIC RELATIONSHIPS

Consensual "romantic" or sexual relationships between a supervisor and an employee may at some point lead to unhappy complications and significant difficulties for all concerned - the employee, the supervisor, and the Bank. Any such relationship may, therefore, be contrary to the best interest of the Bank. If such situations exist within any department or branch within the Bank, it shall be the responsibility and mandatory obligation of the supervisor/manager to promptly disclose the existence of the relationship to the Human Resources department. Upon notification, the Bank reserves the right to transfer either party to another department/branch if such relationship exists.

DISCLOSURE AND RECORD KEEPING

If an employee believes he/she will be in violation of this Code of Conduct, the employee must disclose the facts of the situation to his or her supervisor or other appropriate Bank officer. Failure to do so is a separate breach of this Code.

Disclosure shall describe in writing any circumstances which such employee has accepted or been offered anything of value which, if accepted, would be in violation of the above general rules to the President or Executive Vice President of the Bank. In addition, any Bank employee/official must disclose in writing all potential conflicts of interest, including those in which they have been inadvertently placed due to either business personal relationship with customers, suppliers, business associates or competitors of the Bank. A file of disclosures and responses will be maintained by the Bank.

ACKNOWLEDGMENT

Every employee will be required to sign a statement annually or as updates occur that he or she has read this Code of Conduct and understands its provisions and agrees to abide by them. Employees may also be required to provide a periodic acknowledgment.

SPECIAL PROVISION PURSUANT TO SECTION 406 OF SARBANES-OXLEY ACT

The following provision, pursuant to Section 406 of the Sarbanes-Oxley Act, is applicable to Penn Security Bank and Trust Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, notwithstanding anything to the contrary stated herein:


Each of the above named employees shall disclose in periodic reports and other documents that the company files with the Securities and Exchange Commission or any other agency of the U.S. government and in public communications made by the company financial and other required information that is full, fair, accurate, timely and understandable.

CODE OF CONDUCT VIOLATIONS

Suspicions of Code of Conduct violations and/or criminal activity or business abuses must be reported immediately to one's supervisor, the Director of Internal Audit, the Information Security Officer, or a member of Executive Management and to the Executive Vice President who is responsible for adherence to the code. An employee may be held personally liable for acts of willful misconduct or gross negligence. Any employee who violates any section of this Code of Conduct is subject to disciplinary action up to and including termination. This description of Code of Conduct violations or listed inappropriate conduct is by no means exhaustive and it should not be assumed that only the activities clearly banned in the policy are deemed unacceptable.

COMPLAINTS REGARDING ACCOUNTING, INTERNAL CONTROLS OR AUDITING MATTERS

Every employee has a duty to report to management and the Board of Directors Audit Committee, concerns regarding accounting, internal accounting controls or auditing matters and concerns regarding questionable accounting or auditing matters. Submissions should be in writing and mailed to the Chairman of the Audit Committee at his home address and may also be delivered or mailed to the President of the Bank. Submissions may be made anonymously by mailing it to the Chairman of the Audit Committee at the address shown on the acknowledgment and agreement form to be signed by each employee with respect to this policy.


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CODE OF CONDUCT CERTIFICATION


I, the undersigned employee, officer, director, agent or attorney (bank official), acknowledge receipt of a copy of the rules, exceptions thereto and duty to disclose, relating to the Bank's Code of Conduct which also incorporates requirements of the Bank Bribery Act proscribing corrupt acceptance of anything of value relating to a banking transaction, and a procedure for filing complaints regarding accounting, internal controls or auditing matters and concerns regarding questionable accounting or auditing matters and agree to comply fully therewith.




_______________________________                               ________________
Employee Signature                                                     Date



_______________________________
Print Employee Name






NOTICE: Complaints regarding accounting, internal accounting controls, or auditing matters should be in writing and mailed to Edwin J. Butler, Chairman of the Audit Committee, 31 Sharon Drive E, Moosic, PA 18507 and may also be mailed or delivered to the President, Craig W. Best, Penn Security Bank & Trust Company, 150 N. Washington Avenue, Scranton, PA 18503 and may be forwarded anonymously.

Complaints regarding other violations of the Code of Conduct shall be filed with Richard E. Grimm, Executive Vice President and also either your supervisor, Robert P. Heim, Director of Internal Audit, or Lynn Thiel, Information Security Officer.


Approved by the Board of Directors   March 22, 2005.